UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2007

VioQuest Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Mt. Airy Road, Suite 102
Basking Ridge, NJ 07920
(Address of principal executive offices)

(908) 766-4400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 10, 2007, VioQuest Pharmaceuticals, Inc. (“VioQuest”) and Chiral Quest Acquisition Corp. (the “Purchaser”) entered into a stock purchase and sale agreement (the “Purchase Agreement”) pursuant to which VioQuest agreed to sell to the Purchaser all of the capital stock of its subsidiary, Chiral Quest, Inc. The entry into the Purchase Agreement was previously disclosed in VioQuest’s Current Report on Form 8-K filed on April 16, 2007. VioQuest’s shareholders approved the sale of the capital stock at the annual meeting held on May 24, 2207. The closing of the sale remains contingent upon VioQuest and the Purchaser meeting customary closing conditions.

Pursuant to Section 3 of the Purchase Agreement, the closing of the sale was to occur no earlier than May 24, 2007 and no later than 3 business days following approval of the sale by VioQuest’s shareholders (the “Last Closing Date”), or at such other time, date and place as may be mutually agreed upon in writing by VioQuest and the Purchaser. On June 8, 2007, VioQuest and the Purchaser entered into an amendment to the Purchase Agreement in order to extend the Last Closing Date to July 9, 2007.  A copy of the amendment is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith.

Exhibit No.	Description
10.1	Amendment No. 1 to Stock Purchase and Sale Agreement dated June 8, 2007 between VioQuest Pharmaceuticals, Inc. and Chiral Quest Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: June 12, 2007	By:	/s/ Brian Lenz

Brian Lenz Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
10.1	Amendment No. 1 to Stock Purchase and Sale Agreement dated June 8, 2007 between VioQuest Pharmaceuticals, Inc. and Chiral Quest Acquisition Corp.